                                                                  EXHIBIT 10.02


                            STOCK PURCHASE AGREEMENT

         THIS IS A STOCK PURCHASE AGREEMENT (the "Agreement") dated March 18, 1999, by, between and among BEVERLY HILLS, LTD., a Utah corporation (the "Buyer") and H. KEVAN PICKENS ("Pickens"), ANDREA DaRIF ("DaRif) and MARC L. BAILIN ("Bailin"), jointly and severally, (the "Sellers"), with respect to the purchase and sale of 100% of the issued and outstanding capital stock of BRIAR & WOOD, INC., a New York corporation (the "Company"). Each of Pickens, DaRif and Bailin are referred to herein individually as "Seller" and collectively as the "Sellers".

                                    PREAMBLE

         A. The Sellers are the beneficial and record owners of all of the issued and outstanding shares of the capital stock of the Company. The Shares are held by the Sellers as follows:


                                                        Percentage of All Shares
      Seller                       No. of Shares      Issued and Outstanding
      ------                       -------------      ----------------------

      H. KEVIN PICKENS                46.25                    46.25

      ANDREA DaRIF                    46.25                    46.25

      MARC L. BAILIN                   7.50                     7.50

       B. The Company has its principal offices and place of business at 21 East 40th Street, New York, New York, and is primarily engaged in the business of (a) producing and publishing a periodical (presently in four to six issues per year) known as "The Golfer" and (b) selling advertising space in said periodical to manufacturers and sellers of golfing equipment, apparel and paraphernalia, operators of golf courses and country clubs, and others whose products and services may be of interest to the subscribers and other readers of the periodical (the "Business").

       C. The Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, all of the Shares, upon the terms and subject to the conditions of this Agreement. Certain terms used in this Agreement are defined in Article 7 hereof.

       NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                               SALE OF THE SHARES


       1.1 SALE AND PURCHASE OF SHARES. Each of the Sellers hereby agrees to sell, assign, transfer, convey and deliver to the Buyer at the Closing (as defined in Section 6.1) all of his or her right, title and interest in and to the Shares, free and clear of all Liens, on the terms and conditions hereinafter set forth. Purchaser, in reliance upon the representations, warranties and agreements of the Sellers contained herein and subject to the terms and conditions of this Stock Purchase Agreement (this "Agreement"), hereby agrees to purchase the Shares from the Sellers, and non-competition agreements from Pickens and DaRif, for the Purchase Price as provided in
Article 2 hereof.

       1.2 INCLUDED ASSETS. Except as may be specifically identified in
Schedule 1.2 ("Excluded Assets"), the Company is sold with all of its property and assets of any kind, real or personal, tangible or intangible, including but not limited to any and all of its inventory, pending orders, accounts receivable, equipment, fixtures, leases, leasehold improvements, cash on hand, deposits, contracts and contract rights, customer lists, contacts, advantageous business relationships with vendors and other parties, computer software, Internet web sites, trade names, trademarks, service marks and other Proprietary Rights, business records, and good will. All utility and lease deposits, accounts receivable and cash drawer amounts shall remain in place. Any utility and lease deposits which were paid or advanced by Sellers will be separately assigned by the Sellers to the Buyer at the Closing.

       1.3 ALLOCATION OF PAYMENTS. Any and all payments to the Sellers pursuant to Article 2 of this Agreement shall be allocated among the Sellers and paid to them in proportion to their respective percentages of ownership of the Shares. Provided, however, that $25,000 of the sum to be paid to Pickens on the date of Closing shall be allocated to and deemed to constitute full payment for the Non-competition Agreement to be executed by Pickens at Closing, and $25,000 of the sum to be paid to DaRif on the date of Closing shall be allocated to and deemed to constitute full payment for the Non-competition Agreement to be executed by DaRif at Closing.


                                   ARTICLE 2

                      CONSIDERATION AND MANNER OF PAYMENT

       2.1 PURCHASE PRICE. The purchase price to be paid by Buyer to the Sellers for the Shares and for the Non-competition Agreements by Pickens and DaRif (the "Purchase Price") shall be the total of the Initial Payments and the Earnings Multiple Amount set forth in Section 2.2 and Section 2.3, respectively, hereinbelow.

       2.2 INITIAL PAYMENTS. The Buyer shall pay to the Sellers the sum of $250,000 in cash at Closing, an additional $125,000 on September 1, 1999, and a final initial payment of $125,000 on the first anniversary of this Agreement ("Initial Payments").

       2.3 BALANCE OF PURCHASE PRICE.  Subject to Section 2.5 hereinbelow,

            (a) The Buyer shall also pay to the Sellers, as and for the Balance of the Purchase Price



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

of the Shares, a sum equal to a Multiple, as determined pursuant to Section 2.3(b) below, of the Company's net earnings before income taxes, depreciation and allowances ("EBITDA") for the calendar year 2001 ("Year 2001 EBITDA"), less the initial payments made pursuant to Section 2.2 above. Year 2001 EBITDA shall be as determined by the Company's regularly engaged accountants in accordance with generally accepted accounting principles consistently applied, but subject to the following additional rules and adjustments:

                  (i) Year 2001 EBITDA shall be determined on a cash basis (i.e., only sums actually received and paid during the calendar year 2001 shall be taken into account), except as provided in (ii), (iii) and (iv) hereinbelow.

                  (ii) All income which shall be accrued but not yet received as of December 31, 2001, shall be included if and to the extent actually received on or before February 28, 2002. All expenses accrued but not yet paid as of December 31, 2001 shall be included whether or not actually paid on or before February 28, 2002.

                  (iii) Items received by the Company in the form of trade or barter shall not be included.

The Balance of the Purchase Price shall be paid in installments as determined pursuant to Section 2.3(c) below.

            (b) The Multiple of the Year 2001 EBITDA which shall be utilized in the calculation of the Balance of the Purchase Price shall depend upon the Company's Gross Revenue for the calendar year 2001, in accordance with the following schedule:


                 Year 2001 Gross Revenue                                Multiple
                 -----------------------                                --------

                 $1,000,000 or Less                                       3
                 More than $1,000,000 but less than $2,000,000            3.5
                 More than $2,000,000 but less than $3,000,000            4
                 More than $3,000,000 but less than $4,000,000            4.5
                 More than $4,000,000 but less than $5,000,000            5
                 More than $5,000,000 but less than $6,000,000            5.5
                 More than $6,000,000                                     6

Gross Revenue, for purposes of this Agreement, shall be as determined by the Company's regularly engaged accountants in accordance with generally accepted accounting principles consistently applied, but subject to the following rules and adjustments:

                   (i) Gross Revenue shall be determined on a cash basis (i.e., only sums actually received during the calendar year 2001 shall be taken into account), except as provided in (iii), (iv) and (v) hereinbelow. and and shall include all of the Company's receipts from circulation and sales of "The Golfer", from the sale of advertising space in "The Golfer", from any license of the name "The Golfer", or from promotions and sales campaigns, and any other revenues received by the Company in the ordinary course of the Business.

                 (ii) Gross Revenue shall not include capital contributions, the proceeds of any loan or of the sale of the Company's stock, assets or business, income tax or other refunds, or the proceeds of any sale or other transaction out of the ordinary course of the Business.

                 (iii) All revenue which shall be accrued but not yet received as of December 31, 2001, shall be included if and to the extent actually received on or before February 28, 2002.

                 (iv) Items received by the Company in the form of trade or barter shall not be included.

            (c) The Balance of the Purchase Price, as determined in accordance with Sections 2.3(a), and (b) above, shall be paid by the Buyer to the Sellers as follows:

                 (i) If the Balance of the Purchase Price shall equal or exceed the sum of $5,000,000, $1,000,000 of the principal thereof shall be paid on or before March 31, 2002; fifteen (15%) percent of the principal thereof shall be paid in quarter-annual installments on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003; an additional fifteen (15%) percent of the principal thereof shall be paid in quarter-annual installments on June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2003; and the balance of the principal thereof shall be paid in quarter-annual installments on June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005. Each
payment of principal shall be accompanied by payment of interest in arrears in accordance with (iv) hereinbelow.

                 (ii) If the Balance of the Purchase Price shall equal or exceed the sum of $2,000,000 but shall be less than the sum of $5,000,000, $1,000,000 of the principal thereof shall be paid on or before March 31, 2002; twenty five (25%) percent of the principal thereof shall be paid in quarter-annual installments on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003; an additional twenty five (25%) percent of the principal thereof shall be paid in quarter-annual installments on June 30, 2003, September 30, 2003, December 31, 2003 and March 31, 2004; and the balance of the principal thereof shall be paid in quarter-annual installments on June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005. Each
payment of principal shall be accompanied by payment of interest in arrears in accordance with (iv) hereinbelow.

                 (iii) If the Balance of the Purchase Price shall be less than the sum of $2,000,000, fifty (50%) of the principal thereof or $1,000,000, whichever shall be greater, shall be paid on or before March 31, 2002; and the balance thereof shall be paid in quarter-annual installments on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003. Each payment of principal shall be accompanied by payment of interest in arrears in accordance with (iv) hereinbelow.

                 (iv) Interest shall be computed not more frequently than daily on the principal amount outstanding at a rate equal to one (1%) percent over the prime rate charged by Chase Bank, N.A. provided, however, that in the event that Chase Bank, N.A. fails or ceases to publish a prime rate of interest for any reason, then the applicable rate of interest shall be the prime rate as published in the "Money Rates" section of the Wall Street Journal from time to time.

       2.4 TRANSFER TAXES. The Sellers shall promptly pay when due any stamp or other sales, transfer or transaction tax ("Transfer Tax") imposed under the laws of the United States or any state, county, municipality or other subdivision thereof on the sale of the Shares by the Sellers to the Buyer.

       2.5 LIMITATION OF BUYER'S LIABILITY.

            (a) Pending full payment of all of the payments provided for in this Article 2, the Shares shall be held in escrow pursuant to a Stock Pledge Agreement in the form attached to this Agreement as Exhibit 5.

            (b) Within fifteen (15) days after the determination of the Balance of the Purchase Price by the Company's accountants, in accordance with Sections
2.3 of this Agreement, the Buyer shall have the right, upon written notice to the Sellers, to inform Sellers of Buyer's intention not to pay the Balance of the Purchase Price.

                 (i) If Buyer so notifies the Sellers, then the Shares shall be released to the Sellers. In such event, the Buyer shall be deemed to have forfeited any and all of right, title or interest which Buyer might otherwise have had or claimed with respect to the Shares, and neither the Buyer nor the Sellers shall have any further rights or liabilities with respect to the other.

                 (ii) If Buyer does not give Sellers timely notice of its intention not to pay the Balance of the Purchase Price, Buyer shall make the initial payment due pursuant to Section 2.3(c) and make and deliver to each Seller a Promissory Note representing the such Seller's share of the remainder of the Balance of the Purchase Price. Each Note shall be in the form of the Promissory Note which is being delivered by the Company to the Buyer contemporaneously herewith.

                                   ARTICLE 3

                    SELLERS' REPRESENTATIONS AND WARRANTIES

       The Sellers jointly and severally hereby represent, warrant and covenant to the Buyer as follows:

       3.1  AUTHORITY.

              (a) Each Seller has full power, right and authority to enter into, deliver and perform such


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

Seller's obligations under this Agreement and the other agreements and instruments to be executed and delivered by the Sellers pursuant to this Agreement (the "Other Seller Documents").

              (b) This Agreement and the Other Seller Documents have been duly executed and delivered by each Seller and constitute the valid and legally binding obligation of such Seller, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

              (c) The execution and delivery by the Sellers of this Agreement and the Other Seller Documents, the consummation of the transactions contemplated by this Agreement and the performance by the Sellers of this Agreement and each such other agreement and instrument in accordance with their respective terms and conditions will not

                 (i) require the Sellers or the Company to obtain any consent, approval, authorization or action (the "Consents") of any Governmental Body or any other person except for the Consents set forth on Schedule 3.1 (which Consents have been obtained prior to Closing) and except for those Consents the failure to obtain which would not have a material adverse effect on the Company's business, condition (financial or otherwise) or prospects;

                 (ii) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice of lapse of time or both would constitute) a default under any Contracts to which the Sellers, the Company or any of its properties may be bound or subject;

                 (iii) violate any Law or Order of any Governmental Body applicable to the Company or any of its properties;

                 (iv) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of the Company; or

                 (v) violate or result in the revocation or suspension of any Permit.

       3.2 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite power and authority to own, lease and operate its properties and assets as now owned or leased and to carry on the Business as and where it is now being and heretofore has been conducted.

       3.3 QUALIFICATION. The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each of the jurisdictions listed on Schedule 3.3 and there are no other jurisdictions in which the conduct of its businesses or activities or its ownership of assets requires such qualification under applicable law, except where the failure to be so qualified would not have a material adverse effect on the financial condition of the Company.

       3.4. MINUTE BOOK(S) AND STOCK RECORDS. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meeting of the Company's Board of Directors and of the Company's stockholders since the time of the Company's organization and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock records of the Company (including stock certificate stubs, canceled stock certificates and stock transfer ledger) are likewise complete and correct in all material respects.

       3.5 SUBSIDIARIES. The Company has no Subsidiaries and does not own, and has not owned, directly or indirectly, any stock, partnership interest, joint venture interest or other equity interest in any other corporation, trust, partnership, joint venture or other entity, except as expressly set forth in
Schedule 3.5. Except as set forth in said Schedule, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary or other entity set forth in said Schedule is owned by the Company, free and clear of any Lien.

       3.6 CERTIFICATE OF INCORPORATION, BYLAWS, OFFICERS AND DIRECTORS. Accurate and complete copies of the Company's Certificate of Incorporation and all amendments thereto to date, certified by the Secretary of State of the State of New York, and Bylaws as amended to date, certified by an officer of the Company, are attached hereto as Schedule 3.6. Said Schedule also contains an accurate and complete list of all of the current directors and officers of the Company.

       3.7 CAPITAL STOCK. The Company's entire authorized capital stock consists solely of 200 shares of Common Stock, no par value, 100 of which are issued and presently outstanding and 100 of which are held in its treasury. All of such outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable. The owners and holders of all of the issued and outstanding capital stock of the Company, and the number of shares held by each, are as stated in the Preamble of this Agreement.

       3.8 OPTIONS, ETC. Except for the Shares, the Company does not have any stock outstanding or other securities convertible into or exchangeable for shares of its capital stock or containing profit participation features, and the Company does not have any options, warrants or rights (preemptive or otherwise) outstanding to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable or its capital stock. There are no voting agreements, voting trusts or other agreements (including, without limitation, contractual or statutory preemptive rights or cumulative voting rights), commitments or understandings with respect to the voting or transfer of the capital stock of the Company.

       3.9 TITLE TO THE SHARES. The Sellers are the sole record and beneficial owners of the Shares as set forth in the Preamble of this Agreement, free and clear of any Lien, security interest, restriction, encumbrance or claim. Upon consummation of the transactions provided for in this Agreement, the Buyer will receive good title to the Shares, free and clear of any Liens whatsoever, other than any transfer restrictions under federal and state securities laws.

       3.10 FINANCIAL STATEMENTS. Attached to this Agreement as Exhibit 1 are the following Financial Statements of the Company, all of which have been prepared by the Company's regularly engaged accountants in accordance with generally accepted accounting principles consistently applied, to wit: the unaudited balance sheets of the Company for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 and the related statements of income and deficits for the year then ended. Each of the Financial Statements included in Exhibit 1, and any and all other financial statements which have been provided to the Buyer for purposes of the transactions contemplated by this Agreement, whether prepared by the Company or by its accountants and/or auditors, (a) are correct and complete, (b) fairly present the financial condition, assets and liabilities of the Company as at their respective dates and the results of their operations and changes in financial position for the periods covered thereby and (c) have been prepared in accordance with generally accepted accounting principles consistently maintained.

       3.11 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liability or obligation of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, and whether due or to become due), including liabilities for or in respect of federal, state and local taxes and any interest or penalties relating thereto, except (i) liabilities reflected or reserved against in the Financial Statements which have been provided to the Buyer and (ii) liabilities incurred in the ordinary course of business since the date of said Financial Statements and reflected on the Company's books of account, or (iii) liabilities otherwise disclosed in this Agreement or in any Exhibit or Schedule hereto. Sellers knows of no basis for the assertion against the Company of any other liability of any nature.

       3.12 INVENTORIES. The inventories of the Company, if any, (a) are properly reflected on its books and records in accordance with generally accepted accounting principles consistently applied, at the lower of cost or market on a first-in, first-out basis, (b) are not obsolete or damaged (except as such are properly reserved for in the December 31, 1998 Financial Statements) and (c) consist of a quality and quantity useable and saleable in the ordinary course of business without rework or discount except for obsolete and damaged items which have been properly reserved for in the Financial Statements.

       3.13 TAXES.

              (a) TIMELY PAYMENT. All Federal, state, county, local, foreign and other taxes (including income, sales, use, payroll related, withholding, employment, unemployment compensation, profits, premium, estimated, excise, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing (collectively, "Taxes"), required to be paid by or with respect to the Company on or before the date of this Agreement have been timely paid.

              (b) NO LIENS. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company.

              (c) TAX RETURNS. All returns and other reports required to be filed by or with respect to the Company with respect to Taxes (collectively, "Tax Returns") on or before the date hereof have been timely filed and were prepared in compliance with applicable Laws and were true, complete and correct in all material respects as of the date on which they were filed or as subsequently amended. The Company has true, complete and correct copies of all Tax Returns filed by the Company since its inception.

              (d) WITHHOLDING. The Company has complied in all material respects with all applicable Laws relating to the withholding of Taxes and have timely collected or withheld and paid over to the proper governmental authorities all amounts required to be so collected or withheld and paid over for all periods up to the date hereof.

              (e) EXTENSIONS AND WAIVERS. Except as set forth in Schedule 3.13(e), no extension of time is in force with respect to any date on which any Tax Return was or is to be filed, and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax.

              (f) AUDITS. Except as set forth in Schedule 3.13(f), there are no pending audits of any of the Company's Tax Returns which are pending, and no prospective audits of which the Company has received notice.

              (g) DEFICIENCIES, INTEREST AND PENALTIES. Except as set forth in
Schedule 3.13(g), there are no claimed deficiencies, additions to Tax, interest and/or penalties that have been made, assessed or proposed with respect to any of the Company's Tax Returns.

              (h) JURISDICTIONS WHERE TAX RETURNS ARE REQUIRED. Schedule 3.13(h) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Company is required to file Tax Returns. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by such jurisdiction.

              (i) EXISTING PARTNERSHIPS. The Company is not a partner in any entity organized as a partnership under any state law in the United States or the law of any foreign jurisdiction and has not received a "Schedule K-1" from any such partnership asserting that the Company is a partner therein.

              (j) AFFILIATED GROUP. The Company is not and has not been a member of an Affiliated Group.

              (k) COMPLIANCE. To the best of Sellers' knowledge, all Tax laws to which the Company or its activities may be subject and all Tax agreements by which the Company may be bound have been fully complied with.

              (l) CONSENTS UNDER SECTION 341(f)(1). The Company has not at any time consented under Section 341(f)(1) (dealing with "collapsible corporations") of the Internal Revenue Code of 1986, as amended (the "Code"), to have the provisions of Section 341(f)(2) of the Code apply to any sale of its capital stock.

              (m) ADJUSTMENTS UNDER SECTION 481. The Company has not agreed to make nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting methods or otherwise.


       3.14 CONTRACTS. Schedule 3.14 sets forth a complete list of all of the following contracts, understandings, agreements, relationships and commitments, whether written or oral, to which the Company is a party or by which it is bound or subject (collectively, the "Contracts"), including a complete description of all oral Contracts, wherein the actual or potential obligation of the Company equals or exceeds the sum of $15,000:

              (a) BORROWED MONEY. All Contracts relating to borrowing of money or the encumbrance of assets in connection therewith, including all notes, mortgages, indentures and other obligations and agreements and other instruments for or relating to any lending or borrowing by the Company.

              (b) GUARANTEES. All guarantees of any obligation.

              (c) EMPLOYMENT CONTRACTS. All Contracts regarding the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis (other than oral contracts of employment at will).

              (d) LEASES. All leases or agreements under which the Company is lessee or holds or operates any property, real or personal, owned by another party or under which the Company is lessor or permits any other party to hold or operate any property, real or personal, owned or controlled by the Company, in each case with annual payments of over $5,000 per year.

              (e) NONCOMPETE AGREEMENTS. All Contracts prohibiting the Company or its shareholders from freely engaging in any business or competing anywhere in the world.

              (f) LICENSES. All material assignments, licenses, indemnifications or agreements with respect to any intangible property (including, without limitation, any Intellectual Property Rights), including any Contract under which the Company has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment.

              (g) PURCHASE AGREEMENTS. All material Contracts relating to the purchase or sale of materials, supplies, equipment, machinery, parts, products or services, or distribution of products which are not terminable by the Company within thirty (30) days upon written notice, without penalty or further payment.

              (h) SALES AND ADVERTISING. All Contracts with any manufacturer's representative or other sales agent, distributor or representative, or advertising or marketing entity having a remaining term in excess of thirty
(30) days and which are not terminable by the Company within thirty (30) days upon written notice, without penalty or further payment, or which require payments in excess of $10,000 per year.

              (i) CAPITAL EXPENDITURES. Any Contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of Real Property in excess of $10,000 individually.

              (j) INDEMNIFICATION. Any Contract providing for the indemnification of any officer, director, employee or other person.

              (k) INSURANCE. All existing insurance policies relating to the Company, its assets or its business activities.

              (l) OTHERS. All Contracts between the Company and any of the Sellers or any related person, or between the Company and any of its officers, directors and employees, and all other existing Contracts and agreements material to the conduct of the Company's business as it has been and is now being conducted.

Complete and accurate copies of all such Contracts and agreements, and of any amendments thereto, have been provided to the Buyer by the Sellers prior to the execution of this Agreement. Except as set forth in Schedule 3.14, all of such Contracts are valid, in full force and effect, and binding upon each party thereto, and no party is in default thereof, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

       3.15 REAL PROPERTY; LEASES. The Company owns no real property. There is an existing lease in favor of the Company with respect to the Company's business premises at 21 East 40th Street, New York, New York. A true, complete and correct copy of said lease (including any and all amendments) is attached to this Agreement as Exhibit 2. Said lease is in full force and effect. Sellers have no knowledge and are not on notice of any default which is claimed by or against either party thereto. The sale of the Shares to the Buyer will not constitute a default under the lease, or give rise to any termination thereof. There are no other leases or subleases of real property to which the Company is a party.

       3.16 TANGIBLE PERSONAL PROPERTY OWNED BY THE COMPANY. Attached hereto as
Schedule 3.16 is list of the Company's furniture, furnishings, leasehold improvements, equipment and other tangible personal property which is owned by the Company or in which and used in connection with the Company's business and operations. Said list is accurate in all particulars which it sets forth set forth. The Company has good title to all of such property, free and clear of any Liens, except such as are disclosed on Schedule 3.16. Except as set forth in Schedule 3.16, none of such personal property is held under any security agreement, conditional sales contract or other title retention or security arrangement or is located other than on the premises of the Company.

       3.17 TANGIBLE PERSONAL PROPERTY LEASED BY THE COMPANY. Attached hereto as Schedule 3.17 is a list of all furniture, furnishings, leasehold improvements, equipment and other tangible personal property which is leased by the Company and used in connection with the Company's business and operations. Said list is accurate in all particulars which it sets forth set forth. All of the applicable leases are in full force and effect, and Sellers have no knowledge and are not on notice of any default which is claimed by or against any party thereto.

       3.18 LITIGATION. Except as set forth in Schedule 3.18, (a) there are no actions, suits, investigations, or proceedings of any kind pending or threatened against or affecting the Company or any of its assets, or against any of the officers, directors or employees of the Company with respect to their business activities on behalf of the Company; (b) the Company is not subject to any judgment, order or decree of any court or governmental agency except to the extent that the same are not reasonably likely to have an adverse effect on the Business or the financial condition of the Company; and (c) the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.

       3.19 COMPLIANCE WITH APPLICABLE LAWS. The Company is not in violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders), or any material law, statute, code, ordinance, regulation or other requirement (collectively, "Laws") of any government or political subdivision thereof, any board or organization or other non-governmental regulating body (to the extent that the rules, regulations or orders of such body have the force of law) or any court or arbitrator (collectively, "Governmental Bodies"), and neither the Company nor any of the Sellers has received notice that any such violation is being or may be alleged.

       3.20 INTELLECTUAL PROPERTY RIGHTS. All trademarks, service marks, trade names and copyrights (including computer software and data) used by the Company in the conduct of its business are described and set forth with particularity in Schedule 3.20, other than such trademarks, service marks, trade names and copyrights which are not material to the operation of the Business, together with information as to the Company's ownership thereof or licenses therein and registration thereof. Except as set forth in Schedule 3.20, (a) the Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Intellectual Property Rights necessary for the operation of the Company's business as presently conducted, (b) neither the Company nor the Sellers are aware of any claim made by any party contesting the validity, enforceability, ownership or use of any such Intellectual Property Rights which is currently outstanding or threatened and the Sellers are not aware of any reasonable basis for any such claim, (c) neither the Company nor the Sellers have received any notices of, nor, to their knowledge, is there any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights, nor have the Sellers or the Company received any notice of any claims of infringement or misappropriation of or other conflict with any Intellectual Property Rights of any third party, and (d) to the knowledge of the Sellers, no third party has infringed, misappropriated or otherwise violated any Intellectual Property Rights of the Company. To the Sellers' knowledge, no corporation or other entity, other than the Company, has operated under the name "Briar & Wood", or publishes or has heretofore published any periodical under the name "The Golfer".

       3.21 OPERATIONS OF THE COMPANY. Except as set forth in Schedule 3.21, since December 31, 1998, the Company has not (a) declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;
(b) except for short-term bank borrowings in the ordinary course of business, incurred any indebtedness for borrowed money; (c) reduced its cash, other than to meet cash needs arising in the ordinary course of business; (d) waived any material right under any Contract or other agreement of the type required to be set forth on any Schedule; (e) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it; (f) made any loan or advance other than in the ordinary course of business; (g) except in the ordinary course of business, sold, abandoned or made any other disposition of any of its properties or assets; (h) suffered the loss of or adverse change in the Company's relationship with any customer, advertiser, supplier or licensor which would have a material adverse effect on the Business or the financial condition of the Company, (i) adopted, amended or terminated any Employee Plan, which has resulted or may result in additional liability to the Company exceeding $10,000 in the aggregate, (j) increased or made any promise to increase the compensation payable by the Company to any officers, directors or employees, or any bonus payment or arrangement, other than in the ordinary course of business consistent with past practices; or (k) engaged in any other material transaction other than in the ordinary course of business.

       3.22 MATERIAL ADVERSE CHANGE. Since the dates of the Financial Statements attached hereto as Exhibit 1 , there has been no event, development or condition of any character which has had or, to the Knowledge of any of the Sellers could have, a material adverse effect on the properties, business, prospects, results of operations or condition (financial or otherwise) of the Company.

       3.23 INSURANCE. Schedule 3.23 sets forth a list of all policies or binders of fire, liability, worker's compensation, health, life, short-term and long-term disability, vehicular and other insurance held by or on behalf of the Company (collectively, the "Insurance Policies"). The Sellers have delivered or has caused the Company to deliver to the Buyer a copy of each of the Insurance Policies. Except as set forth in Schedule 3.23, all of the Insurance Policies are and will be at the time of Closing in full force and effect, and there are not and will not be at the time of Closing any premiums due but unpaid with respect to any of them.

       3.24 BANK ACCOUNTS. Schedule 3.24 is an accurate and complete list of each bank in which the Company has an account or safe deposit box, the number of each such account or box, and the names of all persons authorized to draw thereon or to have access thereto.

       3.25 LICENSES AND PERMITS. The Company has all licenses, permits, exemptions, consents, waivers, certifications, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and has made all required registrations and filings with, any Governmental Body that are material to the conduct of the Company's business (collectively, "Permits"). All of said Permits are listed in Schedule 3.25 and are in full force and effect; no violations are or have been recorded in respect of any Permit, and no proceeding is pending or threatened to revoke or limit any Permit. The execution, delivery and performance of this Agreement will not have an adverse effect on any of such Permits. To the knowledge of Sellers, no loss or expiration of any such Permit is pending or overtly threatened, and Sellers are not aware of any reasonable basis for any such loss or expiration.

       3.26 EMPLOYEE BENEFIT PLANS.

              (a) Except as set forth in Schedule 3.26, the Company is not and has not been the sponsor of any Employee Plan or arrangement, whether subject to ERISA or otherwise, and whether or not terminated, and has no liability, actual or contingent, direct or indirect, in respect of any such Plan.

              (b) No Employee Plan listed in Schedule 3.26 is a Welfare Plan that provides benefits for retirees or their spouses or dependents (other than any COBRA obligations), or a (pension or welfare) "multiemployer plan", as defined in Section 4001 of ERISA, or "multiemployer plan" within the meaning of
Section 3(37) of ERISA.

              (c) The Company has no existing or potential liability with respect to its Employee Plans for all periods ending prior to or as of the date of this Agreement (including periods from the first day of the then current plan year to the date hereof) except, and only to the extent of, any liability that:

                            (i) is specifically referenced in the Financial Statements attached hereto as Exhibit 1;


                            (ii)   is funded under a funding arrangement
                                   (including any insurance contract or
                                   arrangement) separate from the assets of the Company or any Plan Affiliate;

                            (iii) relates to cash wages and related employment taxes that are not yet due and payable in accordance with normal payroll practices;

                            (iv) relates to premiums payable (and not yet due) under any insured Welfare Plan;

                            (v)    is described in Schedule 3.26;

                            (vi)   is otherwise not in excess of $10,000.

For purposes of this Section 3.26(c), liability shall include any liability for (or arising out of):

                            (i)    any failure to comply in form and in
                                   operation, administration, maintenance and funding with any applicable requirements of ERISA, the Code, the Americans with Disabilities Act, 42 U.S.C. Section 12101 et. Seq., the Family and Medical Leave Act, Pub. L. no. 103-3, Section 1862(b) of the Social Security Act, 42 U.S.C. Section 1395y, or any other federal, state or local statute, law, ordinance, regulation or order;

                            (ii) any action, suit, investigation or claim pending or, to the knowledge of the Sellers, threatened with respect to the assets thereof (other than routine claims for benefits), and there are no facts which would give rise to liability under any action suit, investigation, or claim (other than routine claims for benefits) against any Employee Plan, any fiduciary with respect to any Employee Plan, or the assets of any Employee Plan;

                            (iii) any "prohibited transaction" as such term is defined in ERISA or the Code, fiduciary breach or COBRA Obligation; or

                            (iv) any payments, premiums, contributions, expenses, retrospective or retroactive adjustments, reimbursements or accruals.

              (d) Each Employee Plan of the Company can be terminated within no more than (30) days without liability or penalty to the Company, except for liabilities accrued prior to the date of such termination.

              (e) A listing of the number of all Employees as to whom the Company has any liability under any Employee Plan is set forth on Schedule 3.26.

              (f) Complete and correct copies of each written Employee Plan as amended to the Closing Date, of each insurance contract, if any, with respect to each such Employee Plan, and of any and all letters, rulings or notices issued by any governmental agency with respect to such Employee Plan have been delivered to the Buyer.

       3.27 INTEREST OF THE SELLERS IN COMPETITORS, ETC. Except as stated in this Section 3.27 or as set forth on Schedule 3.27, neither the Sellers nor any of their Affiliates:

              (a) owns, directly or indirectly, any interest in (except for less than one percent stock holdings for investment purposes in securities of publicly-held and -traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Business;

              (b) owns or holds, directly or indirectly, any tangible or intangible property (other than immaterial items of personal property) used in the conduct of the Business;

              (c) is a party to any agreement, Contract, understanding, commitment or transaction with the Company; or

              (d) has any cause of action or other claim whatsoever against, or owes any money to, the Company.

It is acknowledged that the Sellers have been and are engaged, and will continue to be engaged, in the publication of a magazine named "The Sporting Life". The continued publication of said magazine will not be a violation of this Section 3.27, or of any other agreement between the parties.

       3.28 HEALTH, SAFETY AND ENVIRONMENT. The Company is in compliance with all applicable federal, state and local laws, rules and regulations, ordinances and requirements relating to public health and safety, worker health and safety and pollution and protection of the environment, and the Company possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby.

       3.29 LABOR MATTERS. The Company has no labor unions or collective bargaining agreements with its employees. Except as set forth in Schedule 3.29, there is no, and within the last three years the Company has not experienced any, strike, picketing, boycott, work stoppage or slowdown or other labor dispute or, to the knowledge of the Company, any union organizational activity or any complaint of, or any allegation, charge or reasonable basis for any allegation or charge of, any unfair labor practice, employment discrimination or other matters relating to the employment of labor. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including but not limited to those relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes.

       3.30 RECEIVABLES.

              (a) All of the Company's accounts and notes receivable reflected in the Financial Statements attached hereto as Exhibit 1 (i) have arisen in the ordinary course of the Company's business and (ii) subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

              (b) Attached hereto as Schedule 3.30 is a current list of the Company's accounts receivable prepared for purposes of this Agreement. Said list is accurate in all particulars which it sets forth, and the total of the Company's uncollected accounts receivable as of the execution of this Agreement is not less than 97% of the total shown. All of said accounts receivable (i) have arisen in the ordinary course of the Company's business and (ii) subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, are collectible in the ordinary course of business, in the amounts stated and in accordance with their respective terms.

       3.31 CLAIMS AND PROCEEDINGS. Except as set forth in Schedule 3.31, there are no Claims (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the knowledge of any of the Sellers, threatened, against or involving the Company or any of its properties and assets (i) where the claimant seeks recovery in excess of $1,000, or where maximum exposure with respect to such claim could reasonably be expected to exceed $1,000, or (ii) which relate to, or could reasonably be expected to have any effect on, the transactions contemplated by this Agreement.

       3.32 TITLE TO PROPERTIES. The Company owns outright and has good title to all of its properties and assets, including all of the assets reflected on its Balance Sheet included in Exhibit 1, in each case free and clear of any Lien, except for (a) Liens specifically described in Exhibit 1, (b) assets disposed of in the ordinary course of business since the preparation of the Financial Statements included in Exhibit 1 (c) Liens with respect to leased equipment and (d) Liens, if any, set forth on Schedule 3.32.

       3.33 FULL DISCLOSURE. No representation or warranty by the Sellers in this Agreement, and no Exhibit, document, statement, certificate or Schedule which has been furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

       3.34 NO BROKERS, FINDERS, ETC. No broker, finder, agent or similar intermediary ("Broker") has acted on behalf of the Company or the Sellers, or any of them, in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.


                                    ARTICLE 4

                     BUYER'S REPRESENTATIONS AND WARRANTIES

       The Buyer hereby represents, warrants and covenants to the Sellers, jointly and severally, as follows:

       4.1 BUYER'S ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah, and has all requisite power and authority to acquire the Shares.

       4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution and delivery by the Buyer of this Agreement and each and every agreement and instrument contemplated hereby to which the Buyer is or will be a party, the consummation of the transactions contemplated by this Agreement and the performance by the Buyer of this Agreement and each such other agreement and instrument in accordance with their respective terms and conditions will not (a) violate any provision of the organization documents of the Buyer, (b) require the Buyer to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Body or any other person, (c) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice of lapse of time or both would constitute) a default under any Contracts to which the Buyer is a party or to which the Buyer or any of its properties is or may be bound or subject; or (d) violate any Law or Order of any Governmental Body applicable to the Buyer.

       4.3 PURCHASE FOR INVESTMENT. The Buyer is purchasing the Shares for its own account for investment and not for resale or distribution.

       4.4 NO BROKERS, FINDERS, ETC.

            (a) No broker, finder, agent or similar intermediary ("Broker") has acted on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.

            (b) Buyer has consulted with Reed Phillips in relation to the matters encompassed by this Agreement. Buyer will be solely responsible for any consulting or other fees which may be due to or claimed by said Reed Phillips or his company for their services to Buyer, and Buyer shall hold harmless and indemnify the Sellers against any claims by Reed Phillips or his company on account thereof.



                                   ARTICLE 5

                                INDEMNIFICATION


       5.1 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            (a) The representations, warranties, covenants and agreements of the Buyers and the Sellers contained in this Agreement, and all statements contained in this Agreement or any Exhibit or Schedule hereto or any certificate, financial statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, will be deemed to constitute representations, warranties, covenants and agreements of the respective party delivering the same.

            (b) The Sellers acknowledge that their representations and warranties in this Agreement will not be affected or mitigated by any investigation conducted by Buyer or its representatives prior to Closing or any knowledge of Buyer, except to the extent that Buyer or its officers, employees and legal representatives shall be shown to have been provided with any affirmative written disclosure at or prior to the Closing.

            (c) All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of five (5) years (the "Survival Period") from the Closing Date, provided, however, that, any representation, warranty, covenant or agreement which is the subject of a claim or dispute asserted prior to the expiration of the Survival Period shall survive with respect to such claim or dispute until final resolution thereof.

       5.2 OBLIGATION OF SELLERS TO INDEMNIFY. Sellers agree to indemnify, defend and hold harm-less the Buyer (and the Buyer's directors, officers, employees, affiliates, successors and assigns) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts and consultants) ("Losses") incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party, or between the indemnified party and any third party, or otherwise based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement or in any Documents delivered by the Sellers or the Company pursuant to this Agreement. Provided, however, that the obligation of any one Seller to indemnify the Buyer pursuant to this Section shall not exceed the total amount which such Seller has received and is to receive (inclusive of said Seller's share of the Initial Payments and said Seller's share of the Balance of the Purchase Price) under this Agreement, and that any affirmative recovery by Buyer shall be limited to the total of the sums actually received by said Seller as of the date the recovery is obtained.

       5.3 BUYER'S RIGHT OF OFFSET. Without limiting any other rights and notwithstanding anything to the contrary set forth herein, any amounts due to the Buyer (or its directors, officers, employees, affiliates, successors or assigns) pursuant to Section 5.2 above may be offset by Buyer against any unpaid balance of the Purchase Price due to Sellers pursuant to Article 2 of this Agreement. The initial amount of such offset shall be in such amount as the Buyer reasonably determines to be necessary in order to cover the anticipated Loss to which it relates, and there shall be an appropriate adjustment between the parties at such time as the actual amount of the Loss has been finally determined.

       5.4 OBLIGATION OF BUYER TO INDEMNIFY. Buyer agrees to indemnify, defend and hold harmless the Sellers (and each of the Sellers' heirs executors administrators, personal representatives and successors) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts and consultants) ("Losses") incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party, or between the indemnified party and any third party, or otherwise based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any Documents delivered by the Buyer pursuant to this Agreement.

       5.5 INSURANCE. A party's right to indemnification shall not be limited or affected by the existence, non-existence or extent of any insurance coverage which may be applicable.

       5.6 NOTICE AND OPPORTUNITY TO DEFEND.

            (a) NOTICE OF ASSERTED LIABILITY. If any action, suit or proceeding shall be commenced against, or any Claim or demand be asserted against a party who may be entitled to and seek indemnification with respect thereto pursuant to any provision of this Agreement ("Indemnitee"), the person from whom indemnification is sought ("Indemnitor"), shall be given written notice thereof with reasonable promptness. The notice shall describe the asserted liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

            (b) OPPORTUNITY TO DEFEND. The Indemnitor shall have the right to assume the entire defense of such action, suit, proceeding, or claim or demand control thereof (including the selection of counsel), provided it shall post security for the payment of any judgement or settlement in form and amount reasonably satisfactory to Indemnitee, subject to the right of the Indemnitee to participate at its expense (and with counsel of its choice) in the defense, compromise or settlement thereof. In connection therewith, the Indemnitee shall cooperate fully in all aspects with the Indemnitor in any such defense, compromise or settlement, including, without limitation, by making available to the Indemnitor all pertinent information under the control of the Indemnitee. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that in the event such approval is withheld, following written request therefor, then the liability of the Indemnitor with respect to such action, suit, proceeding claim or demand shall be limited to the total amount which would have been paid by the Indemnitor with respect thereto if the proposed compromise or settlement had been approved, including the amount of counsel fees and other legal expenses attributable thereto which shall have accrued at the time such approval is withheld.


                                   ARTICLE 6

                                    CLOSING

       6.1 THE CLOSING. The closing of the purchase and sale of the Shares (the "Closing") will take place on the date of this Agreement (the "Closing Date"), at the offices of the Sellers' counsel. The parties hereby agree to treat the Closing Date as the closing date of the transactions contemplated herein for Federal, state and local income tax purposes.

       6.2 DELIVERIES BY SELLERS. At the Closing, the Sellers shall deliver to the Escrow Agents pursuant to the Stock Pledge Agreement stock certificates representing the Shares, which shall be free and clear of all liens, security interests, claims and encumbrances, and which shall be duly endorsed or accompanied by stock powers executed in blank and with all appropriate stock transfer tax stamps affixed thereto. The Sellers will also deliver to Buyer the Company's minute book(s), stock certificate book and stock transfer ledger.

       6.3 DELIVERIES BY BUYER. At the Closing, the Buyer shall deliver to the Sellers a check payable to the order of the Sellers in the amount of that part of the Purchase Price which is to be paid at Closing, as specified in Section
2.2 of this Agreement, and a copy of resolutions of the Buyer's Board of Directors, certified by an officer thereof as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement and the performance by the Buyer of the transactions contemplated by this Agreement.

       6.4 ACTIONS TO BE TAKEN AT THE CLOSING; OTHER AGREEMENTS.

            (a) FINANCING ARRANGEMENT. The Company and the Buyer will enter into a Loan and Security Agreement in the form attached hereto as Exhibit 3, and the Company will execute and deliver to the Buyer a Promissory Note in the form attached hereto as Exhibit 4.

            (b) STOCK PLEDGE AGREEMENT. The Buyer and the Sellers will enter into Stock Pledge Agreement in the form attached hereto as Exhibit 5.

            (c) EMPLOYMENT AGREEMENTS. The Company and each of Pickens and DaRif will enter into employment agreements in the forms attached hereto as Exhibits 6 and 7, respectively.

            (d) NON-COMPETITION AGREEMENT. Each of the Sellers will execute and deliver to the Buyer a Non-Competition Agreement in the form attached hereto as
Exhibit 8.

            (e) OPINION OF COUNSEL. The Buyer shall receive an opinion of counsel to the Sellers, dated as of the Closing Date, in the form attached hereto as Exhibit 9.

            (f) RESIGNATIONS. All of the directors and officers of the Company shall deliver their written resignations, in the form attached hereto as
Exhibit 10.


                                   ARTICLE 7

                                 MISCELLANEOUS


       7.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

            "Affiliate" means, with respect to any person, any other person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such person.

            "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income tax law) of which the Company is or has been a member.

            "Cash" means money or currency or a credit balance in a demand, savings, passbook, money market or similar account maintained with a commercial bank, savings and loan association or like institution, short-term certificates of deposit that can be liquidated at par on the date of calculation and wire transfers and deposits in transit on the date of calculation.

            "Claim" means any action, cause of action, suit, claim, complaint, demand, litigation or legal, administrative or arbitral proceeding or investigation.

            "COBRA Obligation" means the obligation imposed upon the Company's Welfare Plans (if any) to meet the requirements of Section 4980(B) of the Code, any applicable state law requiring medical continuation coverage, or Part 6 of Title I of ERISA.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Contracts" include any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement.

            "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights used in connection with the business of the Company.

            "Documents" means all documents, Contracts, instruments, certificates, notices, consents, affidavits, letters, telexes, faxes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever.

            "Employee" means a current employee (including both active and inactive employees) or a former employee (including a retiree, COBRA Obligation continued or disabled employee of the Company or any Plan Affiliate).

            "Employee Plan" means, with respect to employment of (or the provision of services by or the termination of employment of (or termination of the provision of services by) any Employee, non-Employee director or leased employee (or the dependents or beneficiaries thereof), and in respect of which the Company, any Subsidiary or any Plan Affiliate has any liability to pay any amounts to or on behalf of any Participants, any of the following agreements, plans, programs or arrangements (whether written or unwritten and whether or not terminated):

                   (i) any employee welfare plan, as defined in Section 3(1) of ERISA ("Welfare Plan"), including but not limited to any severance agreement or plan, any material fringe benefit plan or program, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, personnel policy, vacation time, holiday pay, bonus program, service award, moving expense reimbursement program and sick leave;

                   (ii) any employee pension benefit plan, as defined in
Section 3(2) of ERISA ("Pension Plan"), including but not limited to any nonqualified deferred compensation or retirement plan or arrangement, excess benefit plan, top hat plan or deferred compensation plan, or any qualified defined contribution or defined benefit arrangement; or

                   (iii) any other plan, policy, program, arrangement or agreement ("Other Plan"), including but not limited to any bonus or incentive plan, stock option, restricted stock, stock bonus, deferred bonus plan, salary reduction agreement, change-of-control agreement, retention agreement, employment agreement or consulting agreement;

which could result in the Buyer having or incurring any liability, whether direct or indirect.

            "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

            "Intellectual Property" includes all patents, trademarks service marks, trade names, Copyrights, Software and other Proprietary Rights (as defined hereinbelow) that are used in connection with the business of the Company.

            "IRS" means the Internal Revenue Service.

            "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

            "person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.


            "property" or "properties" means real, personal or mixed property, tangible or intangible.

            "Proprietary Rights" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production or layout processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans and customer and supplier lists and related information.

            "Software" means any computer software programs, information systems, source code, object code, data and documentation used in connection with the business of the Company.

            "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

       7.2 MANAGEMENT OF THE COMPANY AFTER CLOSING. It is acknowledged that the amount of the consideration to be received by Sellers' for the sale of the Shares to the Buyer will depend on the Company's gross revenues and EBITDA for the calendar year 2001, and that the manner in which the Company is operated from and after the Closing through and including the end of said calendar year will be determinative of the outcome. Accordingly, the parties agree as follows:

            (a) Subject to the provisions contained in Section 7.2(b) below, so long as Pickens shall remain employed as the Company's President and so long as the Company shall be operated in conformity with the pro forma budget attached to Pickens' Employment Agreement (as determined in accordance with the provisions of that agreement), Pickens shall have the sole responsibility and authority with respect to all aspects of the management and operation of the Company's business, including but not limited to the following, except as stated:

                 (i) the incurring of expenses, provided that the expenses incurred are reasonably related to the promotion and operation of the Company's present business, to wit, the publication of The Golfer Magazine and the sale of advertising space in said magazine;

                 (ii) the hiring and firing of personnel;

                 (iii) the determination of employees' salaries, bonuses and other benefits, and the determination of any sales representatives' commissions or other compensation and benefits, provided that such authority shall not include the authority to establish or increase any compensation or benefits to any of the Sellers without the advance approval of the Buyer;

                 (iv) the content and design of The Golfer Magazine, provided that the magazine remains consistent in its general content and quality with the magazine as it is presently being published;

                 (v) the Company's methods of distribution;

                 (vi) the number of issues of The Golfer Magazine to be published in any year, and decisions as to any special issues to be published, provided that there shall be not less than 5 issues published in any calendar year unless Buyer shall approve a lesser number;

                 (vii) promotional tie-ins;

                 (viii) trade or barter transactions, subject to the condition that any goods or services received in any such transaction shall enure solely to the benefit of the Company and not to any individual person or other entity; and

                 (ix) circulation and pricing.

            (b) There shall be established an Advisory Board, of which there shall be four (4) members comprised of Pickens, DaRif, a representative of the Buyer, and a consultant who is knowledgeable concerning the magazine publishing business and who is designated by the Buyer subject to Pickens' approval, which approval Pickens shall not unreasonably withhold. Pickens' withholding of approval shall be deemed not unreasonable in any case in which the consultant designated by the Buyer shall not possess any national magazine experience. Notwithstanding the provisions contained in Section 7.2(a) above, Pickens shall not be authorized to make decisions or take actions of the following kinds unless first considered by the Advisory Board and approved by not less than three (3) of its members:

                 (i) the hiring or firing of any employee having an annual salary equaling or exceeding $35,000, or the incurring of any other obligation or expense (other than printing or other usual operating expenses of the business) equaling or exceeding $20,000;

                 (ii) the making of any contract or other obligation having a term or anticipated duration in excess of one year; or

                 (iii) the making of any decision or the taking of any action outside the ordinary course of the Company's business as it has heretofore been conducted.

            (c) Nothing contained in this Section 7.2 is intended or shall be construed or operate so as (i) to limit the right of the Buyer to cause the Company to discharge Pickens as President and to terminate his employment pursuant to his Employment Agreement, under any circumstances in which said Employment Agreement affords the Company a specific right to terminate his employment; (ii) to limit the right of the Buyer to vote the Shares for the election of the Company's Board of Directors or on any other matters with respect to which a vote of the Company's stockholders is necessary or appropriate; or (iii) to limit the right of the Company's Board of Directors to take any action which is not inconsistent with the provisions of this Section
7.2 and with respect to which a vote of the Company's Board of Directors is necessary or appropriate.

            (d) Notwithstanding any discharge of Pickens as the Company's President, Pickens shall continue to be a member of the Advisory Board until all payments pursuant to Article 2 of this Agreement have been made by the Buyer.

            (e) In the event of Pickens' death before all of the Buyer's payment obligations pursuant to Article 2 of this Agreement have been discharged, a new President shall be selected by the Buyer and DaRif.

            (f) Any discharge of Pickens as President and termination of his employment other than in accordance with the terms and provisions of his Employment Agreement shall be deemed to be a breach of this Stock Purchase Agreement, and shall afford to the Sellers the remedies provided for in the Stock Pledge Agreement.

       7.3 PUBLICATION OF THE SPORTING LIFE.

            (a) Buyer shall be provided with two pages of advertising (for Buyer and/or any of its affiliates) in each of the two issues of The Sporting Life magazine to be published during the 12 months following the date of Closing, at no cost to the Buyer. In consideration thereof, Buyer agrees that Company's premises may continue to be utilized for the business of publishing The Sporting Life on the same basis as prior to this Agreement. Sellers represent that such operations will not unduly delay or interfere with the operations of the Company, represent an undue burden upon the Company or its employees, or materially increase the Company's operating expenses.

            (b) In the absense of any further written agreement, upon the expiration of 12 months following the date of Closing, Pickens shall cause any and all activities in relation to the publication of The Sporting Life magazine to be removed to other quarters.

       7.4 COSTS, EXPENSES AND TAXES. The Sellers will pay all costs and expenses, including Sellers' legal fees, in connection with their performance of and compliance with this Agreement, and all transfer, documentary and similar taxes in connection with the delivery of the Shares to be made hereunder. Buyer will pay all costs and expenses, including legal fees, of Buyers' performance of and compliance with this Agreement.

       7.5 NOTICES. All notices, request, demands and other communications hereunder will be in writing and will be deemed to have been duly given if personally delivered or, if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses (or at such other address as will be given in writing by any party to the other):

       If to Buyer, to:

       Beverly Hills, Ltd.
       2221 Peachtree Road N.E., # D-274
       Atlanta, Ga. 30309
       Attn: Michael Hanlon, President

       With a required copy to:

       David R. Schachter, Esq.
       2A Olde Willow Way
       Briarcliff Manor, N.Y. 10510

       If to Sellers, to:

       Kevan Pickens
       30 Long Meadow Road
       Fairfield, CT 06430

       Andrea DaRif
       30 Long Meadow Road
       Fairfield, CT 06430

       Marc L. Bailin
       501 Bear Ridge Road
       Pleasantville, N.Y. 10570

       With a required copy (in the case of any notice to Pickens or DaRif) to:

       Marc L. Bailin
       405 Park Avenue
       New York, N.Y. 10022


       7.6  RIGHTS TO NAME.

            (a) From and after the Closing, Sellers shall be deemed to have relinquished any rights which they might otherwise have had or claimed to the name "The Golfer" and all derivatives thereof, and agree not to use such names in connection with any business or in any other manner whatever without the Company's and the Buyer's written consent in advance obtained.

            (b) Buyer covenants and agrees that unless and until the Buyer shall have paid all payments due to the Sellers pursuant to Article 2 of this Agreement, it shall not sell, assign, license or make any other disposition of the name "The Golfer" or of any right, title or interest therein, or cause the Company to do so, without the written consent of the Sellers in advance obtained. It is further understood that from and after any release of the Shares to the Sellers in accordance with the terms of the Stock Pledge Agreement, Buyer shall neither have nor claim any rights with respect to said name.

            (c) So long as the Buyer shall not be in default of any of its obligations pursuant to Article 2 of this Agreement, the Buyer shall be entitled to represent to third parties, and publish to the world at large, that it is the owner of the Shares and that the Company (and the publisher of The Golfer Magazine) is a wholly-owned subsidiary of the Buyer. Buyer shall be free to use the name of the Company, and the name "The Golfer", in its public relations activities, or in connection with any efforts to promote Buyer's business and/or public image, provided that any such use shall be professional and shall not in any way disparage or cast dishonor or disrepute upon the Company, the magazine or any of the Sellers.

       7.7 RESOLUTION OF DISPUTES. The Sellers and the Purchaser hereby consent to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agree that any and all actions and proceedings arising out of or relating to this Agreement or any related document, instrument or agreement shall be resolved by litigation in such courts. In connection with any such proceedings, the prevailing party, as determined by the court, shall be entitled to its attorney's fees and costs in addition to any other relief granted.

       7.8 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereby with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

       7.9. MODIFICATIONS. This Agreement shall not be modified or modifiable except in a writing signed by the party or parties to be charged therewith.

       7.10 SUCCESSORS AND ASSIGNS. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the Sellers and their respective heirs, administrators, executors, personal representatives and assigns, and the Buyer and its successors and assigns.

       7.11 FURTHER ASSURANCES. Each party will cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

       7.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       7.13 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

       7.14 SEVERABILITY OF PROVISIONS.

              (a) If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby.

              (b) If the application of any provision or any portion of any provision of this Agreement to any person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ATTEST:                                      BUYER:  BEVERLY HILLS, LTD.


/s/ Charles Williams                         By:   /s/ Michael Hanlon
---------------------------------               --------------------------------
Charles Williams, Secretary                     Michael Hanlon, President



WITNESS:                                        SELLERS:


    /s/ [ILLEGIBLE]                             /s/ H. Kevan Pickens
---------------------------------               --------------------------------
                                                H. Kevan Pickens

                                                /s/ Andrea DaRif
---------------------------------               --------------------------------
                                                Andrea DaRif

                                                /s/ Marc L. Bailin
---------------------------------               --------------------------------
                                                Marc L. Bailin

                                 ACKNOWLEDGMENTS



STATE OF GEORGIA   )

COUNTY OF COBB     )

       On the 27 day of April, 1999, before me personally came Michael Hanlon, as President of Beverly Hills, Ltd., and attested to by Charles Williams, as Secretary, to me known and known to me to be the persons described in and who executed the foregoing instrument, and they acknowledged that they executed the same as the act and deed of said corporation, voluntarily and for the purpose therein expressed.


                                                 /s/  Brenda D. Tracey
                                                 -------------------------------
                                                 NOTARY PUBLIC
                                                 Printed Name:  Brenda D. Tracey
                                                              ------------------


My Commission expires:
April 30, 2000




STATE OF NEW YORK    )

COUNTY OF NEW YORK   )

       On the 18th day of March, 1999, before me personally came H. Kevan Pickens, to me known and known to me to be the person described in and who executed the foregoing instrument, and he acknowledged that he executed the same as his act and deed, voluntarily and for the purpose therein expressed.

                                                   /s/ Lee D. Levy
                                                   -----------------------------
                                                   NOTARY PUBLIC
                                                   Printed Name:   Lee D. Levy
                                                                   -------------



My Commission expires:  January 31, 2001


STATE OF NEW YORK     )

COUNTY OF NEW YORK    )

       On the 18th day of March, 1999, before me personally came Andrea DaRif, to me known and known to me to be the person described in and who executed the foregoing instrument, and she acknowledged that she executed the same as her act and deed, voluntarily and for the purpose therein expressed.

                                                    /s/ Lee D. Levy
                                                    ----------------------------
                                                    NOTARY PUBLIC
                                                    Printed Name:  Lee D. Levy
                                                                   -------------



My Commission expires:  January 31, 2001




STATE OF NEW YORK    )

COUNTY OF NEW YORK   )


       On the 18th day of March, 1999, before me personally came Marc L. Bailin, to me known and known to me to be the person described in and who executed the foregoing instrument, and he acknowledged that he executed the same as his act and deed, voluntarily and for the purpose therein expressed.

                                                    /s/ Lee D. Levy
                                                    ----------------------------
                                                    NOTARY PUBLIC
                                                    Printed Name:  Lee D. Levy
                                                                   -------------




My Commission expires:  January 31, 2001